Exhibit 1(a)

                                                                  EXECUTION COPY








                              DELTA AIR LINES, INC.


                    Pass Through Certificates, Series 2002-1


                             UNDERWRITING AGREEMENT

























Dated:  April 23, 2002

                              DELTA AIR LINES, INC.

                Enhanced Pass Through Certificates, Series 2002-1

                             UNDERWRITING AGREEMENT

                                 April 23, 2002



J.P. Morgan Securities Inc. Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Commerzbank Capital Markets Corp.
Mizuho International plc
SunTrust Capital Markets Inc.
Wachovia Securities, Inc.
KBC Financial Products USA Inc.
U.S. Bancorp Piper Jaffray Inc.

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

c/o Salomon Smith Barney Inc.
390 Greenwich Street
4th Floor
New York, NY 10013



Ladies and Gentlemen:

            Delta Air Lines, Inc., a Delaware corporation (the "Company"), proposes that State Street Bank and Trust Company of Connecticut, National Association ("State Street"), acting not in its individual capacity but solely as pass through trustee (the "Trustee") under the amended and restated Pass Through Trust Agreement dated as of November 16, 2000 (the "Basic Agreement"), as supplemented for each class of pass through certificates (the "Offered Certificates") to be purchased hereunder (each, an "Offered Class") by a Trust Supplement (each, an "Offered Trust Supplement"), in each case between the Company and the Trustee, issue and sell to the Underwriters named in Schedule I hereto its Offered Certificates in the aggregate amounts and with the applicable interest rates and final expected distribution dates set forth on Schedule II hereto on the terms and conditions stated herein. The Offered Trust Supplements relate to the creation and administration of Delta Air Lines Pass Through Trust, Series 2002-1G-1 (the "Class G-1 Trust"), Series 2002-1G-2 (the "Class G-2 Trust") and Series 2002-1C (the "Class C Trust" and, together with the Class G-1 Trust and Class G-2 Trust, the "Offered Trusts").

            The Company will also cause State Street, as pass through trustee under Delta Air Lines Pass Through Trust, Series 2002-1D (the "Class D Trust" and, together with the Offered Trusts, the "Trusts"), to issue and privately place its pass through certificates (the "Class D Certificates" and, together with the Offered Certificates, the "Certificates"). The Class D Certificates will be issued pursuant to the Basic Agreement, as supplemented by a Trust Supplement for the Class D Trust (the "Class D Trust Supplement" and, together with the Offered Trust Supplements, the "Trust Supplements") (the Basic Agreement, as supplemented by the related Trust Supplement being referred to herein individually as a "Designated Agreement"). Concurrently with the issuance and sale of the Offered Certificates pursuant hereto, all of the Class D Certificates shall be privately placed with a newly organized Delaware business trust (the "Initial Class D Holder"), all of the beneficial interests in which will be initially owned by the Company and/or its affiliates. The Initial Class D Holder will be established pursuant to a trust agreement to be entered into between the Company (and/or its affiliates) and Wilmington Trust Company, as Owner Trustee, as of the Closing Date or prior thereto (the "Business Trust Agreement").

            Each Class of the Certificates will represent interests in the related Trust established pursuant to the related Designated Agreement to fund the purchase of equipment notes to be issued by the Company in connection with the financing of 32 Aircraft. The equipment notes will be issued under 32 separate Indenture and Security Agreements between State Street, as Loan Trustee (the "Loan Trustee"), and the Company (each, an "Owned Aircraft Indenture"). Such equipment notes (the "Owned Aircraft Equipment Notes") will be acquired by the Trusts on the Closing Date (as defined below) in accordance with the participation agreements dated as of the Closing Date related to the Aircraft (the "Owned Aircraft Participation Agreements"). Each Boeing 737-832 Aircraft may be subject to a sale/leaseback transaction after the Closing Date, as set forth in the Owned Aircraft Participation Agreement related to such Aircraft. The sale/leaseback transaction for any such Aircraft will be implemented pursuant to, among other things, an amended and restated participation agreement (a "Leased Aircraft Participation Agreement"; the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements being collectively referred to herein as the "Participation Agreements"), a lease (a "Lease") and an amended and restated indenture (a "Leased Aircraft Indenture"; the Leased Aircraft Indentures and the Owned Aircraft Indentures being collectively referred to herein as the "Indentures"), in each case in the form thereof attached as an exhibit to the Owned Aircraft Participation Agreement related to such Aircraft and incorporating modifications permitted thereby. In connection with any such sale/leaseback transaction for any Aircraft, the obligations of Delta under the Owned Aircraft Equipment Notes secured by such Aircraft will be assumed by the related owner trustee and the owner trustee shall issue and deliver to the Trusts new equipment notes (the "Leased Aircraft Equipment Notes"; the Leased Aircraft Equipment Notes and the Owned Aircraft Equipment Notes being collectively referred to herein as the "Equipment Notes") in the form thereof included in the related Leased Aircraft Indenture and incorporating modifications permitted by the related Owned Aircraft Participation Agreement. The Leased Aircraft Participation Agreements, the Leases and the Leased Aircraft Indentures are collectively referred to herein as the "Lease Documents".

            The holders of each Class of the Offered Certificates will be entitled to the benefits of separate liquidity facilities with respect to certain amounts of interest payable thereon. Westdeutsche Landesbank Girozentrale (the "Liquidity Provider") will enter into a separate revolving credit agreement with respect to each Offered Trust (each, a "Liquidity Facility"), to be dated as of the Closing Date, for the benefit of the holders of the respective Class of Offered Certificates. The Liquidity Provider, MBIA Insurance Corporation, as provider of the Policies referred to below (in such capacity, the "Policy Provider") and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among State Street as Trustee of each Trust, the Liquidity Provider, State Street, as Subordination Agent (the "Subordination Agent") and the Policy Provider.

            Payments of interest on the Offered Certificates to be issued by the Class G-1 Trust and the Class G-2 Trust (the "Class G-1 Certificates" and the "Class G-2 Certificates", respectively) will be supported by two separate financial guaranty insurance policies (each, a "Policy") issued by the Policy Provider to the extent the respective Liquidity Facility for the Class G-1 Certificates or Class G-2 Certificates and any funds contained in the cash collateral account funded from such Liquidity Facility are not available for that purpose. The Policies will also support the payment of the final distribution on the Class G-1 Certificates and Class G-2 Certificates, as the case may be, and will take effect in certain other circumstances described in the Intercreditor Agreement and the Policies. The Policies will be issued pursuant to an insurance and indemnity agreement dated as of the Closing Date (the "Policy Provider Agreement") among the Policy Provider, the Company and the Subordination Agent. Under the Policy Provider Agreement, the Subordination Agent will reimburse the Policy Provider for amounts paid pursuant to claims made under the Policies.

            As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule I and the term "you" shall mean J.P. Morgan Securities Inc. ("JPMorgan") and Salomon Smith Barney Inc. ("Salomon").

            Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Designated Agreements or the Intercreditor Agreement; provided that as used in this Agreement, the term "Operative Documents" shall mean the Intercreditor Agreement, the Liquidity Facilities, the Fee Letter, the Designated Agreements, the Participation Agreements, the Indentures, the Leases, the Policies, the Policy Fee Letter, the Policy Provider Agreement and the Indemnification Agreement dated the date hereof (the "Indemnification Agreement") among the Company, the Policy Provider and the Underwriters and the Business Trust Agreement.

            The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the "Commission") a shelf registration statement (File No. 333-65218) (the "Registration Statement", as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement") relating to among others, certain pass through certificates (including the Offered Certificates) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The base prospectus dated July 23, 2001 included in the Registration Statement and relating to all offerings of pass through certificates as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such base prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such base prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Certificates, together with the base prospectus and including the documents filed by the Company with the Commission pursuant to the Exchange Act that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, or any preliminary prospectus shall be deemed to refer to and include any documents filed by the Company with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) The Company meets the requirements for use of Form S-3 under the Securities Act.

            (b) The Registration Statement has been declared effective by the Commission. On the original effective date of the Registration Statement, on the effective date of any post-effective amendment thereto, and on the date of the filing by the Company of any Annual Report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates and at the Closing Date, comply and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations, and neither the Prospectus nor any amendments thereof or supplements thereto, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company in connection with the Registration Statement or the Prospectus or any amendment thereof or supplement thereto by or on behalf of such Underwriter through either of you expressly for use in the Prospectus and any amendments thereof or supplements thereto, or to statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee.

            (c) The consolidated financial statements incorporated by reference in the Prospectus and any amendments thereof or supplements thereto present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

            (d) The documents incorporated by reference in the Prospectus and any amendments thereof or supplements thereto, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

            (e) Since the date of the latest audited financial statements incorporated by reference in the Registration Statement and Prospectus, there has been no material adverse change in, or any development known to the Company which would have a material adverse effect on, the consolidated financial condition or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement and Prospectus.

            (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the consolidated financial condition or operations of the Company and its subsidiaries, taken as a whole.

            (g) The Company (i) is an "air carrier" within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, (iii) is a "citizen of the United States" as defined in 49 U.S.C. Section 40102 and (iv) is duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of each jurisdiction (other than the State of Delaware) in which the Company has intrastate routes, or has a principal office or major overhaul facility and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole; and each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

            (h) The execution and delivery by the Company of this Agreement, the Owned Aircraft Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or any of its subsidiaries or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole, and that would not affect the validity of the Equipment Notes or the Certificates), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, is required for the valid authorization, issuance and delivery of the Certificates and the Owned Aircraft Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement, the Owned Aircraft Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Owned Aircraft Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (i) such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states and, (ii) filings or recordings with the Federal Aviation Administration ("FAA") and under the Uniform Commercial Code as in effect in Delaware, which filings or recordings shall have been made or duly presented for filing on or prior to the Closing Date (or, in the case of such filings or recordings contemplated by the Lease Documents, the Delivery Date, as defined in the applicable Leased Aircraft Participation Agreement).

            (i) This Agreement, the Owned Aircraft Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, have each been duly authorized by the Company, and this Agreement and each Operative Document to which the Company is, or is to be, a party, have been or will be at or prior to the Closing Date, (or, in the case of the Lease Agreements relating to any Aircraft, the Delivery Date, as defined in the applicable Leased Aircraft Participation Agreement) duly executed and delivered by the Company. The Owned Aircraft Equipment Notes will be duly executed and delivered by the Company at or prior to the Closing Date. The Owned Aircraft Equipment Notes and the Operative Documents to which the Company is or is to be, a party, when duly executed and delivered by the Company, assuming in the case of the Operative Documents that such documents constitute the legal, valid and binding obligation of each other party thereto, constitute or will constitute valid and binding obligations of the Company. The form of the Basic Agreement filed as an exhibit to the Company's shelf registration statement (File No. 333-58647) has been duly qualified under the Trust Indenture Act. The Certificates, the Owned Aircraft Equipment Notes, the Operative Documents (other than the Leased Documents), the forms of Leased Aircraft Notes and the forms of Lease Documents attached to the Owned Aircraft Participation Agreements for the Boeing 737-832 Aircraft will conform in all material respects to the descriptions thereof in the Prospectus and any amendments thereof or supplements thereto.

            (j) Arthur Andersen LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus and any amendments thereof or supplements thereto, are independent accountants as required by the Securities Act and the Securities Act Regulations.

            (k) Deloitte & Touche LLP, who reviewed certain interim consolidated financial information of the Company incorporated by reference in the Registration Statement and the Prospectus and any amendments thereof or supplements thereto, are independent accountants as required by the Securities Act and the Securities Act Regulations.

            (l) When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the related Designated Agreements and sold and paid for as provided in (i) this Agreement in the case of the Offered Certificates and (ii) the Class D Trust Supplement and the Business Trust Agreement, in the case of the Class D Certificates, the Certificates will be validly issued pursuant to the related Designated Agreements and will constitute valid and binding obligations of the related Trustees enforceable against the Trustees in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the holders thereof will be entitled to the benefits of the related Designated Agreements.

            (m) The Equipment Notes, when duly executed and delivered by the Company or the related owner trustee, as the case may be, and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company; or such owner trustee, as the case may be, and the holders thereof will be entitled to the benefits of the related Indentures, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

            (n) The statements set forth in the Registration Statement and Prospectus under the headings "Certain United States Federal Income Tax Consequences", "ERISA Considerations", "Certain Federal Income Tax Consequences" and "Certain ERISA Considerations", insofar as such statements purport to summarize certain legal matters, referred to therein, constitute accurate summaries thereof in all material respects.

            (o) Other than as set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the reasonable judgment of the Company, individually or in the aggregate are likely to have a material adverse effect on the consolidated financial condition or operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (p) The Company has authorized capital stock as set forth in the Registration Statement and Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each material subsidiary (except for Aero Assurance Ltd. for which the Company owns approximately a 90% equity interest) of the Company have been fully and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company.

            (q) Neither the Company nor any of its affiliates, nor any person acting on their behalf, nor to the Company's knowledge any Trust has offered, sold or solicited an offer to buy, any Class D Certificates or any interest therein to any person or entity other than the Initial Class D Holder. The Company has not entered and will not enter into any contractual arrangement with respect to the issuance and initial sale of the Class D Certificates except as contemplated by the Operative Documents.

            (r) At the Closing Date, the Initial Class D Holder will be duly formed and be validly existing in good standing as a business trust under the Delaware Business Trust Act (the "DBTA") and have the power and authority under the Business Trust Agreement and the DBTA to own and hold its property. At the Closing Date, the Company or one of its affiliates will directly or indirectly own all of the beneficial interests in the Initial Class D Holder free and clear of any lien, encumbrance, security interest or similar claim or interests.

            (s) The issuance and sale of the Class D Certificates and the related Owned Aircraft Equipment Notes, as contemplated by the Operative Documents, will not be subject to the registration requirements of the Securities Act, and the Designated Agreement for the Class D Certificates will not be required to be qualified under the Trust Indenture Act.

            2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein and therein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of each Class of Offered Certificates set forth opposite the name of such Underwriter in Schedule I.

            (b) Payment of the purchase price for, and delivery of, the Offered Certificates shall be made at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00am on April 30, 2002, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the "Closing Date"). Payment shall be made to or upon the order of the Trustees by federal funds wire transfer or other immediately available funds against delivery to the account of J.P. Morgan Securities Inc. at The Depository Trust Company for the respective accounts of the several Underwriters of the Offered Certificates. Such Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as you may request in writing at least two full business days before the Closing Date. Certificates for such Offered Certificates, which may be in temporary form, will be made available for examination and packaging by you at the location or locations at which they are to be delivered at the Closing Date not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date.

            (c) The Company will pay to J.P. Morgan Securities Inc. at the Closing Date for the accounts of the Underwriters the sum of $7,318,097. Such payment will be made by federal funds wire transfer or other immediately available funds.

            3. Agreements. The Company covenants with each Underwriter as follows:

            (a) Immediately following the execution of this Agreement, the Company will prepare a final Prospectus Supplement in a form reasonably approved by you, that complies with the Securities Act and the Securities Act Regulations and which sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the base prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the price at which the Offered Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will promptly transmit copies of the Prospectus and any amendments thereof or any supplement thereto to the Commission for filing pursuant to Rule 424 under the Securities Act and will furnish to the Underwriters as many copies of the Prospectus as you shall reasonably request.

            (b) During the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (c) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

            (d) At any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

            (e) The Company has furnished or will furnish to you and your counsel, without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

            (f) The Company will promptly take such actions as you may request to qualify the Offered Certificates for sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Offered Certificates. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

            (g) The Company, during the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act and the Securities Act Regulations, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

            (h) The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company, which will comply as to form with the provisions of Rule 158 under the Securities Act.

            (i) Between the date of this Agreement and the Closing Date, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Offered Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act, it being expressly understood that, without limitation, nothing in this Section 3(i) shall require your consent to (x) any financings by subsidiaries not to exceed $75 million or (z) the sale of the Class D Certificates or any interest therein.

            4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Certificates pursuant to this Agreement shall be subject in their discretion to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company's officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

            (a) At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

            (b) At the Closing Date, you shall have received:

            (1) An opinion, dated the Closing Date, from Leslie P. Klemperer, Vice President-Associate General Counsel and Assistant Secretary of the Company, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and to conduct its business as it is now being conducted; except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole;

                  (ii) The Company is an "air carrier" within the meaning of the
            49 U.S.C. Section 40102(a), as amended, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in the United States of America other than that of its incorporation in which it has intrastate routes or has a principal office or major overhaul facility and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that such counsel believes that the Underwriters and such counsel are justified in relying upon such opinions and certificates). The Company holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code pursuant to which the Company is authorized to operate the Aircraft and the Company is a "citizen of the United States" as defined in 49 U.S.C. Section 40102;

                  (iii) The Company has an authorized capital stock as set forth in the Registration Statement and Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (iv) Each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (such counsel being entitled to rely in respect of the opinion in this clause (iv) upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both the Underwriters and such counsel are justified in relying upon such opinions and certificates);

                  (v) The Company has the corporate power and authority under
            Delaware law to perform its obligations hereunder and under the Owned Aircraft Equipment Notes and the Operative Documents to which the Company is, or is to be, as of the Closing Date, a party;

                  (vi) The Registration Statement has become effective under the
            Securities Act, the Basic Agreement has been duly qualified under the Trust Indenture Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

                  (vii) The Registration Statement, the Prospectus and each
            amendment thereof or supplement thereto (except in each case for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations when they became effective or were filed with the Commission; the Basic Agreement and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement comply as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder; and each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except in each case for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which counsel need express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

                  (viii) This Agreement has been duly authorized, validly
            executed and delivered by the Company;

                  (ix) Each of the Operative Documents to which the Company is, or is to be, a party as of the Closing Date has been duly authorized, executed and delivered by the Company;

                  (x) The execution and delivery by the Company of this
            Agreement, the Owned Aircraft Equipment Notes and the Operative Documents to which the Company is, or is to be, as of the Closing Date, a party, the consummation by the Company of the transactions herein and therein contemplated and in the manner herein and therein contemplated and compliance by the Company with the terms hereof and thereof, do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries is bound or by which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole, and that would not affect the validity of the Owned Aircraft Equipment Notes or the Certificates), nor will such actions result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Company, or any statute or rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties;

                  (xi) To the best of such counsel's knowledge after reasonable investigation, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, issuance, sale and delivery of the Certificates or the Owned Aircraft Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Operative Documents to which the Company is, or is to be, as of the Closing Date, a party, or the consummation by the Company of the other transactions contemplated by this Agreement and the other Operative Documents to which the Company is, or is to be, as of the Closing Date, a party, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such as may be required under the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Certificates and Owned Aircraft Equipment Notes, and except for the filing of Uniform Commercial Code financing statements (or amendments to any such financing statements) and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the Uniform Commercial Code and any filings or recordings with the Federal Aviation Administration, as to which such counsel need express no opinion;

                  (xii) Such counsel has no reason to believe that the
            statements in the Registration Statement and the Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present in all material respects the information required to be set forth therein; except that such counsel need express no opinion as to the matters to be addressed in clauses (ii), (iii) and (iv) of the opinion referred to in Section 4(b)(2) hereof and paragraphs 6, 7, and 9 of the form of opinion of Bingham Dana LLP set forth in Exhibit A hereto; and there are, to the best of such counsel's knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not so described or filed as required;

                  (xiii) There are various legal or governmental proceedings pending to which the Company or certain of its subsidiaries is a party or to which property of the Company or certain of its subsidiaries is the subject. Although the ultimate outcome of these proceedings cannot be predicted with certainty, to the best of counsel's knowledge, after reasonable investigation, there are no such legal or governmental proceedings pending which, individually or in the aggregate, are likely to have a material adverse effect on the consolidated financial condition, results of operations or liquidity of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xiv) The statements in the Prospectus as to the route system which the Company presently operates or is authorized to operate are correct in all material respects and no authorization of the Company to operate any such route is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation (other than proceedings for the granting or renewal of temporary certificates or exemption rights) which in the opinion of such counsel is reasonably likely to result in a final order impairing the validity of such certificates or exemption orders;

                  (xv) The issuance, sale and delivery of the Class D
            Certificates, as contemplated by the Operative Documents, are not subject to the registration requirements of the Securities Act, and the Designated Agreement relating to the Class D Certificates is not required to be qualified under the Trust Indenture Act.

            Such counsel shall also state that no facts have come to the attention of such counsel which have caused such counsel to believe
            (A) that the Registration Statement or any amendments thereto, on the original effective date thereof, or on the effective date of any post-effective amendments thereto, or on the date of the filing by the Company with the Commission of its most recent Annual Report on Form 10-K after the filing of the Registration Statement (except, in each case, for the financial statements and related schedules and other financial data included or incorporated by reference therein, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Basic Agreement, as to which such counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus at the time the Prospectus Supplement was issued or the Prospectus, together with any amendment or supplement thereto, at the time any such amended or supplemental Prospectus was issued, or at the Closing Date (except, in each case, for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving such opinion, such counsel may state that such opinion is limited to the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal laws of the United States, except that such counsel expresses no opinion as to the securities laws of any state. In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact.

            (2) An opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft, as counsel for the Company, in form reasonably satisfactory to you and your counsel, to the effect that:

                  (i) The Certificates have been issued and delivered by the
            Trustee pursuant to the related Designated Agreements and constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the holders of the Certificates are entitled to the benefits of the related Designated Agreements;

                  (ii) The statements in the Registration Statement and
            Prospectus Supplement under the headings "Certain United States Federal Income Tax Consequences", "ERISA Considerations", "Certain U.S. Federal Income Tax Consequences" and "Certain ERISA Considerations", to the extent such statements summarize material tax consequences or material consequences under ERISA, respectively, of the purchase, beneficial ownership and disposition of the Certificates to the beneficial owner thereof described therein are correct in all material respects;

                  (iii) The Trusts created by the Designated Agreements should not be classified as associations (or as publicly traded partnerships) taxable as corporations for federal income tax purposes, but rather, based on an interpretation of analogous authorities under existing law, each Trust should be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of subtitle A of the Internal Revenue Code of 1986, as amended, and each person acquiring a beneficial interest in a Certificate should be treated as the owner of a pro rata undivided interest in each of the related Equipment Notes and any other property held in the related Trust;

                  (iv) Section 1110 of the Bankruptcy Code conforms in all
            material respects to the description thereof contained in "Description of the Equipment Notes - Remedies" in the Prospectus;

                  (v) The Trusts are not required to be registered under the
            Investment Company Act of 1940, as amended;

                  (vi) Assuming due authorization, execution and delivery by each of the parties to the Operative Documents, each such agreement (other than (a) each Liquidity Facility, with respect to the Liquidity Provider, (b) the Policy Provider Agreement, with respect to the Policy Provider, (c) the Business Trust Agreement and (d) the Lease Documents) constitutes the valid and binding obligation of each respective party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity;

                  (vii) The Certificates, the Owned Aircraft Equipment Notes,
            the Operative Documents (other than the Lease Documents), the forms of Leased Aircraft Notes and the forms of Lease Documents attached to the Owned Aircraft Participation Agreements for the Boeing 737-832 Aircraft conform in all material respects to the descriptions thereof contained in the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; and

                  (viii) The Owned Aircraft Equipment Notes, when duly
            authorized, executed and delivered by the Company and duly authenticated by the related Loan Trustee, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity and the holders of the Equipment Notes will be entitled to the benefits of the respective Indentures.

            The opinions of such counsel expressed in the immediately preceding clause (vi) shall be limited to the laws of the State of New York governing the enforceability of contracts as such and in giving such opinion, such counsel may rely as to certain matters acceptable to you upon the opinions referred to in Section 4(b)(1) and Section 4(b)(3) hereof, in which case the opinion shall state that such counsel believes that it and the Underwriters are entitled to so rely. In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact.

            Such counsel shall also state that no facts have come to the attention of such counsel which have caused such counsel to believe that (other than with regard to facts or information regarding the Company and its operations which are contained in the Prospectus Supplement or incorporated by reference therein, to which such counsel need express no belief) the Prospectus at the time the Prospectus Supplement was issued or the Prospectus, together with any amendment or supplement thereto, at the time any such amended or supplemental Prospectus was issued, or at the Closing Date (except, in each case, for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving such opinion, such counsel may state that such opinion is limited to the laws of the States of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States, except that such counsel expresses no opinion as to the securities laws of any state. In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact.

            (3) An opinion, dated the Closing Date, of Bingham Dana, counsel for State Street, individually, as Subordination Agent, Trustee and Loan Trustee, in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit A hereto.

            (4) An opinion, dated the Closing Date, from in-house counsel for the Liquidity Provider, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit B hereto.

            (5) An opinion, dated the Closing Date, from Milbank Tweed Hadley & McCloy LLP, counsel for the Liquidity Provider, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit C hereto.

            (6) An opinion, dated the Closing Date, from in-house counsel for the Policy Provider, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit D hereto.

            (7) An opinion, dated the Closing Date, from Latham & Watkins, counsel for the Policy Provider, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit E hereto.

            (8) An opinion dated the Closing Date, from Richards, Layton & Finger, PA, special Delaware counsel to the Initial Class D Holder, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit F hereto.

            (9) An opinion, dated the Closing Date, from Shearman & Sterling, counsel for the Underwriters, to the effect that the opinions delivered pursuant to subsections (b)(1) through (b)(8) of this Section 4 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as you may reasonably require.

            (c) On or after the date hereof, there shall not have been (i) any change or decrease, specified in the letters referred to in paragraph (d) of this Section 4 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in your reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Certificates as contemplated by the Prospectus as amended or supplemented; and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) that the representations and warranties in Section 1 hereof and also the representations and warranties of the Company contained in the Operative Documents are true and correct with the same force and effect as though made at such Closing Date, and as to such other matters as you may reasonably request.

            (d) At the time of the execution of this Agreement and also on the Closing Date, Arthur Andersen LLP and Deloitte & Touche LLP shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and any amendments thereof or supplements thereto.

            (e) The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(9) of this
Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

            (f) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, Underwriter, trustee, partner, director or person performing similar functions.

            (g) At the Closing Date, the Offered Certificates shall be rated AAA, in the case of the Offered Certificates of the Class G-1 Trust, AAA, in the case of the Offered Certificates of the Class G-2 Trust and A-, in the case of the Offered Certificates of the Class C Trust, by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Aaa, in the case of the Offered Certificates of the Class G-1 Trust, Aaa, in the case of the Offered Certificates of the Class G-2 Trust and Baa2, in the case of the Offered Certificates of the Class C Trust, by Moody's Investors Service, Inc.

            (h) At the Closing Date, all conditions precedent specified in each Owned Aircraft Participation Agreement with respect to the funding of the related Owned Aircraft Equipment Notes, shall have been satisfied; each of the Owned Aircraft Equipment Notes and Operative Documents (other than the Lease Documents) shall have been executed and delivered by each party thereto; (i) the representations and warranties of the Trustee, the Subordination Agent and the Loan Trustee contained in each of the Owned Aircraft Participation Agreements and (ii) the representations and warranties of the Owner Trustee contained in the Business Trust Agreement shall be accurate as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received certificates of the Company and appropriate officers of the Subordination Agent, Pass Through Trustees, Loan Trustees and Owner Trustee, dated as of the Closing Date, to such effect; and you shall have received a copy of each opinion required to be delivered under each of the Owned Aircraft Participation Agreements dated as of the Closing Date, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you may reasonably request.

            (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's unsecured debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's unsecured debt securities.

            (j) At the Closing Date, simultaneously with the issuance and sale of the Offered Certificates in accordance with this Agreement, the Class D Certificates shall have been issued, sold and delivered to the Initial Class D Holder.

            All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects reasonably satisfactory to you and your counsel.

            If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 9 hereof, which provisions shall remain in effect notwithstanding such termination.

            5. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of any preliminary prospectus supplements, the Prospectus and any amendments thereof or supplements thereto, the Registration Statement and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of any agreement among Underwriters, this Agreement, the Certificates, the Equipment Notes, the Operative Documents, any Underwriter's Questionnaire, the Blue Sky Survey and any Legal Investment Survey by the Underwriter's counsel, (iii) expenses relating to the issuance and delivery of the Offered Certificates to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) expenses of qualifying the Offered Certificates under state securities laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustees, the Owner Trustee, the Policy Provider and the Liquidity Provider and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Offered Certificates, and (viii) certain fees and expenses of counsel for the Underwriters as heretofore agreed. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Operative Documents and each of the other agreements and instruments referred to therein which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Certificates by them, and any advertising expenses connected with any offers they may make.

            6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus relating to the Offered Certificates or in the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, (i) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through either of you specifically for use in connection with the preparation thereof or made in the part of the Registration Statement constituting the Statement of Eligibility under the Trust Indenture Act of the Trustee on Form T-1, (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or any person controlling such Underwriter as to whom it shall be established that such Underwriter did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased Offered Certificates which are the subject thereof a copy of the Prospectus as amended or supplemented (other than the documents incorporated by reference therein) at or prior to the written confirmation of the sale of such Offered Certificates in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus as amended or supplemented and the Company had previously furnished copies thereof to such Underwriter, and (iii) the Company will not be liable for any such loss, claim, damage or liability in connection with any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if that settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to written information furnished to the Company by such Underwriter specifically for inclusion in the Registration Statement or in any amendment thereto or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof, and then only to the extent that the indemnifying party is prejudiced thereby. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 6 is due in accordance with its terms but is for any reason unavailable on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates to which such loss, claim, damage, or liability (or action in respect thereof) relates. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Certificates pursuant to this Agreement (net of compensation paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Prospectus, bears to the aggregate initial public offering price of the Offered Certificates as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute hereunder or under the Indemnification Agreement in aggregate any amount in excess of the amount by which (i) the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls any Underwriter within the meaning of either the
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as any Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). The obligations of the Underwriters of Offered Certificates in this subsection (d) to contribute are several in proportion to their respective purchase obligations with respect to such Offered Certificates and not joint.

            7. Default. (a) If any Underwriter shall default in its obligation to purchase the Offered Certificates of any Class which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Offered Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Offered Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Offered Certificates on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Offered Certificates, or the Company notifies you that it has so arranged for the purchase of such Offered Certificates, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement and Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered Certificates.

            (b) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Offered Certificates of any Class which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Certificates of such Class, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Certificates of such Class which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Offered Certificates of such Class which such Underwriter agreed to purchase hereunder) of the Offered Certificates of such Class of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Offered Certificates of any Class which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates of such Class, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Certificates of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            8. Termination. This Agreement shall be subject to termination in your discretion, by notice given to the Company prior to Closing Date, if prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any material outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market such Offered Certificates.

            9. Representations, Warranties, Indemnities and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offered Certificates.

            10. Liability upon Termination. If this Agreement shall be terminated pursuant to Section 7 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5 and 6 hereof; but, if for any other reason, the Offered Certificates are not delivered by or on behalf of the Company as provided herein, because the Company fails to satisfy any of the conditions set forth in Section 4 hereof (other than the condition in Section 4(i)(ii) or because of any refusal, inability or failure of the Company to perform any agreement herein or to comply with any provision hereof, other than by reason of a default by the Underwriters), the Company will reimburse the Underwriters through JPMorgan for all out-of-pocket expenses approved in writing by JPMorgan, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Offered Certificates, but the Company shall then be under no further liability to any Underwriter with respect to such Offered Certificates except as provided in Section 5 and Section 6 hereof.

            11. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by JPMorgan or Salomon on behalf of you as the representatives. It is understood and agreed that JPMorgan and Salomon are joint book runners for the offering and any determinations or other actions to be made under this Agreement by you shall require the concurrence of both JPMorgan and Salomon.

            All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention: Arthur Ryan and in care of Salomon Smith Barney Inc., 388 Greenwich Street, 34th Floor, New York, NY 10013, Attention: General Counsel's Office; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (with a copy to the General Counsel); provided, however, that any notice to an Underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

            12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 6 and 9 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

            13. Time of the Essence. Time shall be of the essence of this Agreement.

            14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return one to each of J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., plus one for our counsel a counterpart hereof, whereupon this letter shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    Delta Air Lines, Inc.


                                    By:
                                        -------------------------------------
                                        Name:  James W. Whitehurst
                                        Title: Senior Vice President-Finance,
                                               Treasury and Business
                                               Development

Accepted as of the date hereof:


J.P. Morgan Securities Inc.


By:
    --------------------------------
    Name:
    Title:


Salomon Smith Barney Inc.


By:
    --------------------------------
    Name:
    Title:

                                   SCHEDULE I
                                       to
                                  Underwriting
                                    Agreement

                                                          PRINCIPAL               PRINCIPAL                PRINCIPAL
                                                          AMOUNT OF               AMOUNT OF                AMOUNT OF
                                                          CLASS G-1               CLASS G-2                 CLASS C
UNDERWRITER                                             CERTIFICATES             CERTIFICATES            CERTIFICATES
-----------                                        ------------------------ ----------------------- ------------------------
J.P. Morgan Securities Inc.......................    $65,211,000.00             $41,150,000.00          $18,748,000.00

Salomon Smith Barney Inc.........................    $65,210,000.00             $41,142,000.00          $18,742,000.00

Merrill Lynch, Pierce, Fenner & Smith                $65,210,000.00             $41,142,000.00          $18,742,000.00
                 Incorporated

Commerzbank Capital Markets Corp.                    $65,210,000.00             $41,142,000.00          $18,742,000.00

Mizuho International plc                             $65,210,000.00             $41,142,000.00          $18,742,000.00

SunTrust Capital Markets Inc.                        $65,210,000.00             $41,142,000.00          $18,742,000.00

Wachovia Securities, Inc.                            $65,210,000.00             $41,142,000.00          $18,742,000.00

KBC Financial Products USA Inc.                      $65,210,000.00             $41,142,000.00          $18,742,000.00

U.S. Bancorp Piper Jaffray Inc.                      $65,210,000.00             $41,142,000.00          $18,742,000.00

Total ...........................................    $586,891,000.00           $370,286,000.00          $168,684,000.00

                                   SCHEDULE II
                                       to
                                  Underwriting
                                    Agreement


Class of                   Aggregate                         Final Expected
Pass Through               Principal                      Regular Distribution
Certificates                Amount       Interest Rate            Date
--------------------- ----------------- ---------------- ----------------------

2002-1, Class G-1        $586,891,000       6.718%           January 2, 2023

2002-1, Class G-2        $370,286,000       6.417%            July 2, 2012

2002-1, Class C          $168,684,000       7.779%           January 2, 2012

                                    EXHIBIT A
                                       to
                                  Underwriting
                                    Agreement


          FORM OF BINGHAM DANA LLP OPINION, COUNSEL FOR STATE STREET


            April 30, 2002



            TO THE PARTIES SET FORTH

            IN SCHEDULE A HERETO

                  RE:   Delta Air Lines, Inc. 2002-1 Pass Through Trusts

                        Pass Through Trust Certificates, Series 2002-1

                        (Underwriting Agreement Opinion)

            Ladies and Gentlemen:

            We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("State Street") and as (i) Pass Through Trustee (the "Pass Through Trustee") under the Pass Through Trust Agreement dated as of November 16, 2000, between Delta Air Lines, Inc. ("Delta") and State Street (the "Basic Agreement"), as supplemented by Trust Supplement No. 2002-lG-1, Trust Supplement No. 2002-1G-2 and Trust Supplement No. 2002-1C, each dated as of April 30, 2002 and each between Delta and State Street (collectively, the "Offered Trust Supplements") in connection with the transactions contemplated by the Underwriting Agreement dated April 23, 2002 (the "Underwriting Agreement") by and among Delta and J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and other underwriters named therein (the "Underwriters"); (ii) Pass Through Trustee under the Basic Agreement as supplemented by Trust Supplement No. 2002-1D, dated as of April 30, 2002, between Delta and State Street (the "Class D Trust Supplement", and the Basic Agreement, as supplemented by a Trust Supplement or Class D Trust Supplement, a "Designated Agreement"); (iii) Loan Trustee under the Owned Aircraft Indentures and Owned Aircraft Participation Agreements; and (iv) Subordination Agent under the Intercreditor Agreement, the Liquidity Facilities, the Participation Agreements and the Policy Provider Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in or referenced in the Underwriting Agreement. This opinion is being delivered pursuant to Section 4(b)(3) of the Underwriting Agreement.

            Our representation of State Street in its individual capacity and as Pass Through Trustee, Subordination Agent, Loan Trustee and Paying Agent has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents (defined below) and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

            We have examined the Designated Agreements, the Liquidity Facilities, the Fee Letter, the Policies, the Policy Fee Letter, the Policy Provider Agreement, the Intercreditor Agreement, the Owned Aircraft Participation Agreements, the Owned Aircraft Indentures and the Business Trust Agreement, each of which (other than the Basic Agreement) is dated the date hereof (all such agreements, collectively, the "Operative Documents"), the Certificates, the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

            We have assumed the genuineness of all signatures (other than those on behalf of State Street, the Pass Through Trustee, the Subordination Agent, the Loan Trustee and the Paying Agent), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of State Street, the Pass Through Trustee, the Subordination Agent, the Loan Trustee and the Paying Agent).

            When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

            Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut without regard to choice of law and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. Without limitation of the generality of the foregoing, no opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other Jurisdiction. In addition, other than our opinion expressed in paragraph 1 below with respect to the citizenship of State Street, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft. We express no opinion as to the accuracy or completeness of any exhibits or schedules to the Operative Documents.

            To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York (by which the Operative Documents (other than the Business Trust Agreement) are stated to be governed), or other jurisdiction other than the State of Connecticut, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

            Our opinion is further subject to the following exceptions, qualifications and assumptions:

            (a) We have assumed without any independent investigation that (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as applicable, at all times relevant thereto, is validly existing and in good standing, under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing, under the laws of each Jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut, but only in each case to the limited extent the same may be applicable to State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as applicable) the execution and delivery of such Operative Documents and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

            (b) We have assumed without any independent investigation that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as applicable.

            (c) The enforcement of any obligations of State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement, generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street, the Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as applicable, under any of the Operative Documents.

            (d) We express no opinion as to the availability of any specific or equitable relief of any kind.

            (e) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to, act in a commercially reasonable manner.

            (f) We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

            (g) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            (h) No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.

            In rendering the opinion set forth below in paragraph 6 as to certain Connecticut tax matters, we have assumed that, for federal income tax purposes, none of the Pass Through Trusts will be taxable as a corporation, but, rather, each will be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter I of Subtitle A of the Internal Revenue Code of 1986, as amended, or as a partnership.

            This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

            Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

            1. State Street is a national banking association, validly formed and existing and authorized to operate as a national banking association under the laws of the United States of America is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, and, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Pass Through Trustee, to issue, execute, deliver and authenticate the Offered Certificates delivered on the date herewith.

            2. State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, has duly authorized by all necessary corporate or trust action the Operative Documents and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, in accordance with their respective terms.

            3. The Certificates issued and dated on the date hereof have been duly authorized and validly executed, issued, authenticated and delivered by State Street as Pass Through Trustee pursuant to the terms of the Operative Documents and are valid and binding obligations of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with their terms, and the holders of the Certificates are entitled to the benefits of the applicable Designated Agreements.

            4. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof' and the issuance of the Certificates thereunder do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent is a party or by which it or any of its properties is bound, or violate any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, license, registration, permit, order or decree, in each case known to us, applicable to State Street in its individual capacity, or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent of any court, regulatory body, administrative agency, government or Governmental body having jurisdiction over State Street in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent.

            5. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, of the Operative Documents, the issuance of the Certificates or the consummation of any of the transactions by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

            6. There are no taxes, fees or other governmental charges ("Taxes") payable under the laws of the State of Connecticut or any political subdivision or taxing authority thereof with respect to the execution or delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the Operative Documents or the issuance, execution and delivery of the Certificates by the Pass Through Trustee pursuant to the Designated Agreements, or the purchase of the relevant Equipment Notes by the Pass Through Trusts and (i) neither the Pass Through Trusts, nor the trust properties thereof, nor the Pass Through Trustee (in its capacity as trustee) will be subject to any Tax (including without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), imposed by the State of Connecticut or any political subdivision or taxing authority thereof, and (ii) Certificate Owners (as defined in the Basic Agreement) that are not residents of or otherwise subject to tax in Connecticut will not be subject to any Tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), imposed by the State of Connecticut or any political subdivision or taxing authority thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate.

            7. There are no Taxes payable under the laws of the State of Connecticut, or any political subdivision of either such State with respect to the execution and delivery by State Street, in its individual capacity or as Subordination Agent or Loan Trustee, as the case may be, of the Operative Documents or in connection with the issuance, authentication or delivery of the Equipment Notes. There are no applicable Taxes under the laws of the State of Connecticut or any political subdivision of such State or Commonwealth (other than taxes imposed on the fees received by State Street for acting as Pass Through Trustee, Loan Trustee under the Indentures or as Subordination Agent) upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, registration, reregistration, deregistration, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft, any Engine or any Part or any interest in any thereof, (b) any amount paid or payable pursuant to any Operative Document, (c) the Aircraft, any Engine or any Part or any interest therein, (d) any or all of the Operative Documents, any or all of the Equipment Notes or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto, (e) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Equipment Notes, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Equipment Notes,
(f) the property, or the income, earnings, receipts or other proceeds received with respect to the property, held by the Loan Trustee under the Indenture or by the Subordination Agent under the Intercreditor Agreement, or (g) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, which would not have been imposed if neither the Loan Trustee nor the Subordination Agent had its principal place of business in, had performed any or all of its administrative duties under the Operative Documents in, and had engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Connecticut.

            8. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the Pass Through Trusts or affect the right, power and authority of State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent, Loan Trustee or Paying Agent, as the case may be, to enter into or perform its obligations under the Operative Documents or to issue the Certificates.

            9. The statements in the Registration Statement and Prospectus under the caption "Certain Connecticut Taxes", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

                                                Very truly yours,

                                                BINGHAM DANA LLP

            SCHEDULE A TO EXHIBIT A

            State Street Bank and Trust Company of
              Connecticut, National Association

            Delta Air Lines, Inc.

            Standard & Poor's Ratings Services

            Moody's Investors Service, Inc.

            J.P. Morgan Securities Inc.

            Salomon Smith Barney Inc.

            Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated

            Commerzbank Capital Markets Corp.

            Mizuho International plc

            SunTrust Capital Markets Inc.

            Wachovia Securities, Inc.

            KBC Financial Products USA Inc.

            U.S. Bancorp Piper Jaffray Inc.

            Cadwalader, Wickersham & Taft

                                    EXHIBIT B
                                       to
                                  Underwriting
                                    Agreement


        FORM OF OPINION OF IN-HOUSE COUNSEL FOR THE LIQUIDITY PROVIDER

Based upon the foregoing and in connection with the obligations of [Liquidity Provider] under the Documents, we are of the opinion that insofar as the laws of Germany are concerned:

1. [Liquidity Provider] is a public law institution with full legal capacity (rechtsfahige Anstalt des offentlichen Rechts), is duly established under the
   Treaty on the Formation of a Joint Savings Banks Organization [             ]
   (Staatsvertrag uber die Bildung einer gemeinsamen Sparkassenorganisation), validly exists as a credit institution under the laws of Germany with unlimited corporate existence and has the corporate power and authority to execute and deliver, and perform its obligations under, the Documents.

2. [Liquidity Provider] has the power to enter into the Documents which are duly executed on behalf of [Liquidity Provider] when signed by the following two
   officers of [Liquidity Provider]: [              ] and [              ].

3. the obligations of [Liquidity Provider] under the Documents are legal, valid, binding and enforceable against [Liquidity Provider] in accordance with their respective terms, except to the extent that enforcement may be limited by equitable principles and applicable bankruptcy, insolvency, re-organization, moratorium or other similar laws affecting creditors' rights generally.

4. it is not necessary that any of the Documents be filed, recorded or enrolled with any public office, governmental authority or court in Germany in order to ensure the legality or validity of the Documents in Germany.

5. no consent or approval of any governmental or public bodies or authorities or courts of Germany is required by [Liquidity Provider] in connection with the execution and delivery of the Documents and the performance by [Liquidity Provider] of its obligations under the Documents.

6. the execution, delivery and performance of the Documents does not violate any law of Germany applicable to [Liquidity Provider] and does not contravene any of [Liquidity Provider]'s organizational documents.

7. the choice of the law of the State of New York to govern the obligations of the parties under the Documents will be upheld as a valid choice of law in any action brought in connection with the Documents the courts of Germany against [Liquidity Provider] and the submission by [Liquidity Provider] to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof under such Documents is binding on it.

8. any final and conclusive judgment rendered b the Supreme Court of the State of New York or by the United States District Court for the Southern District of New York for a definite sum for the recovery of amounts due and unpaid by [Liquidity Provider] under the Revolving Credit Agreement (2002-G-1), the Revolving Credit Agreement (2002-G-2) and the Revolving Credit Agreement (2002-C-1), will be enforceable against [Liquidity Provider] in Germany subject to the applicable rules for obtaining a necessary executory decision (action upon the foreign judgment) issued by a competent German court. Such a decision will not be rendered if any of the reasons for excluding enforceability set out in Section 328 (1) of the German Code of Civil Procedure (ZPO) is present, in particular, if:

   (a) under German law the said state or federal court did not have jurisdiction;

   (b) [Liquidity Provider] has not been served with process in a proper and timely fashion and has not defended itself against the claim in court;

   (c) the judgment conflicts with a prior judgment of a German court or a prior judgment of a foreign court which is to be recognized in Germany, or the litigation resulting in the judgment to be enforced conflicts with litigation previously commenced in Germany;

   (d) recognition of the judgment would clearly be contrary to basic principles of German law, in particular the constitutional human rights (Grundrechte); or

   (e) reciprocity is not insured.

9. the payment obligations of [Liquidity Provider] under the Revolving Credit Agreement (2002-G-1), the Revolving Credit Agreement (2002-G-2) and the Revolving Credit Agreement (2002-C-1) and the Revolving Credit Agreement (2001-1-C), rank pari passu with its obligations to pay any other unsecured and unprivileged obligations of [Liquidity Provider] for borrowed money that are not preferred by contractual stipulations or by law or in proceedings under the German Composition Code (Vergleichsordnung) or Bankruptcy Code (Konkursordnung) or Insolvency Code (Insolvenzordnung) or by similar laws affecting creditors' rights generally.

                                    EXHIBIT C
                                       to
                                  Underwriting
                                    Agreement


            FORM OF OPINION OF COUNSEL FOR THE LIQUIDITY PROVIDER

            1. The Liquidity Facilities and the Intercreditor Agreement (the "Liquidity Documents") constitute the valid and legally binding agreements of the parties thereto, enforceable against each party thereto in accordance with their respective terms.

            2. The execution, delivery and performance by the Liquidity Provider of the Liquidity Documents and the consummation of the transactions contemplated therein do not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America or the State of New York.

            3. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America or the State of New York is required for the due execution, delivery and performance by the Liquidity Provider of the Liquidity Documents, as the case may be other than administrative and ministerial filings which the Liquidity Provider is obligated to make in the ordinary course of its business.

                                    EXHIBIT D

          FORM OF OPINION OF IN-HOUSE COUNSEL TO THE POLICY PROVIDER

            (i) MBIA is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

            (ii) MBIA has the corporate power to execute and deliver, and to take all action required of it under the Policies, the Policy Provider Agreement, the Indemnification Agreement and the Intercreditor Agreement.

            (iii) The execution, delivery or performance by MBIA of the Policies, the Policy Provider Agreement, the Indemnification Agreement and the Intercreditor Agreement (the "Relevant Documents"), the consummation of the transactions contemplated therein and the compliance with the Policies will not, and the satisfaction of the terms or provisions thereof does not and will not
(a) violate any law of the State of New York or any federal laws of the United States, statute or any order, writ, injunction, or decree of which I am aware of any court or governmental authority or body to which MBIA or any of its properties may be subject, (b) conflicts or will conflict with or results or will result in any breach of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of MBIA under, any contract, agreement or instrument to which MBIA is a party or by which it or any of its property or assets is bound or (c) violates or will violate the charter or by-laws of MBIA.

            (iv) There is no pending or, to the best of my knowledge, threatened, action, suit, proceeding, inquiry or investigation to which MBIA is a party, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to materially or adversely affect the validity or enforceability of the Policies.

            (v) The MBIA documents incorporated by reference, or any amendment or supplement thereto made by MBIA before April 30, 2002 (the "Closing Date"), in the Prospectus Supplement dated April 22, 2002 to the Delta Air Lines, Inc. Prospectus dated July 23, 2001 (the "Prospectus Supplement"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission thereunder.

            (vi) The information with respect to MBIA in the section of the Prospectus Supplement entitled "Description of the Policy Provider" does not purport to provide the scope of disclosure required to be included by the Securities Act of 1933, as amended, with respect to a registrant in connection with the offer and sale of securities of such registrant. However, I have no reason to believe that as of April 23, 2002 or the Closing Date, the above referenced section contained or contains any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading.

            (vii) The Policies are not required to be registered under the Securities Act of 1933, as amended.

                                    EXHIBIT E

              FORM OF OPINION OF COUNSEL TO THE POLICY PROVIDER


            (i) Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Policies, the Policy Provider Agreement, the Indemnification Agreement or the Intercreditor Agreement against MBIA, is required in connection with the execution and delivery by MBIA of the Policies, the Policy Provider Agreement, the Indemnification Agreement, the Intercreditor Agreement or in connection with MBIA's performance of its obligations thereunder.

            (ii) The Policies, the Policy Provider Agreement, the Indemnification Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by MBIA, and the Policies and, assuming due authorization, execution and delivery of the Policy Provider Agreement, the Indemnification Agreement and the Intercreditor Agreement by the parties thereto (other than MBIA), the Policy Provider Agreement, the Indemnification Agreement and the Intercreditor Agreement, constitute the legally valid and binding obligations of MBIA, enforceable against MBIA in accordance with their respective terms subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to MBIA, (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought, and (c) the enforceability of rights to indemnification under the Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

                                    EXHIBIT F
                                       to
                                  Underwriting
                                    Agreement


               FORM OF OPINION OF RICHARDS, LAYTON & FINGER, PA,
             SPECIAL DELAWARE COUNSEL TO THE INITIAL CLASS D HOLDER



                                 April 30, 2002

To The Parties Listed On
Schedule A Attached Hereto

            Re:   Delta Air Lines, Inc. Class D Certificate Trust

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Delta Air Lines, Inc. Class D Certificate Trust (the "Trust"), a Delaware business trust existing pursuant to the Trust Agreement, dated as of April 30, 2002 (the "Trust Agreement"), between Delta Air Lines, Inc. ("Delta") and Wilmington Trust Company, as trustee (the "Trustee"). This opinion is being delivered pursuant to
Section 4(b)(8) of the Underwriting Agreement dated April 23, 2002 between Delta and certain underwriters named therein. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

            We have examined originals or copies of the following documents:

            (a)   The Trust Agreement;

            (b) A certified copy of the certificate of trust (the "Certificate of Trust") of the Trust, which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on April [ ], 2002; and

            (c) A certificate of good standing, dated April [ ], 2002, obtained from the Secretary of State with respect to the Trust.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (c) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (c) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate of Trust have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent provided in paragraphs 1 and 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a trustee as required by the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act") and filing documents with the Secretary of State) or employees in the State of Delaware and (vii) that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property.

            Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

            1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Act, and has the power and authority under the Trust Agreement and the Act to own or hold its property.

            2. The Trust Agreement constitutes a legal, valid and binding agreement of Delta and the Trustee, enforceable against Delta and the Trustee, in accordance with its terms.

            3. Under ss. 3803(a) of the Act, Delta, in its capacity as a beneficial owner of the Trust, is entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware, except to the extent otherwise provided in the Trust Agreement.

            4. No creditor of Delta, in its capacity as a beneficial owner of the Trust, or any other beneficial owner of the Trust shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of the Trust Agreement, and such persons may not acquire any greater rights than Delta or any other beneficial owner might have with respect to the Trust Agreement.

            5. Neither a Delaware court nor a federal court sitting in Delaware and applying federal law or Delaware law, if properly presented with the issue and after having properly considered such issue, would permit Delta to terminate the Trust Agreement, except in accordance with its terms or with the consent of the Class D Trustee and the Other Trustee.

            6. The Trust is a separate legal entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than any beneficial owner of the Trust will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement or otherwise, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any such property.

            7. Under the Act and the Trust Agreement, no beneficial owner of the Trust (including, without limitation, Delta) will have a severable ownership interest in any individual asset of the Trust or any right of partition or possession thereof.

            The foregoing opinions may be subject to the following assumptions, exceptions and qualifications:

            A. The foregoing opinions are limited to the laws of the State of Delaware and, in the case of paragraph 5 above, Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") that are currently in effect. We express no opinion with respect to (i) other federal laws, including, without limitation, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, or the Federal Aviation Act of 1958, as amended, (ii) state securities or blue sky laws or
(iii) laws relating to the particular nature of the Trust assets.

            B. The foregoing opinions regarding enforceability and the opinions in paragraphs 3, 4, 6 and 7 are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity including applicable law relating to fiduciary duties (regardless of whether considered in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            C. The opinion set forth in paragraph 5 is subject to, and we express no opinion with respect to, (i) applicable avoidance actions, e.g., fraudulent conveyance and preference laws (including ss. 547 and ss. 548 of the Bankruptcy Code) or (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

            D. We have not participated in the preparation of any offering materials with respect to assets to be held by the Trust and assume no responsibility for their contents.

            E. The opinion in paragraph 5 should be interpreted in accordance with the Special Report by The TriBar Opinion Committee, Opinions in the Bankruptcy Context: Rating Agency, Structured Financing and Chapter 11 Transactions, 46 Bus. Law. 717 (1991).

            This opinion may be relied upon by you in connection with the matters set forth herein, subject to the understanding that this opinion is given on the date hereof and only with respect to laws currently in effect. Otherwise, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                    Very truly yours,

            SCHEDULE A TO EXHIBIT F

            Delta Air Lines, Inc.

            State Street Bank and Trust Company
            of Connecticut, National Association

            Standard & Poor's Ratings Services

            Moody's Investors Service, Inc.

            J.P. Morgan Securities, Inc.

            Salomon Smith Barney Inc.

            Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated

            Commerzbank Capital Markets Corp.

            Mizuho International plc

            SunTrust Capital Markets Inc.

            Wachovia Securities, Inc.

            KBC Financial Products USA Inc.

            U.S. Bancorp Piper Jaffray Inc.